UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K / A
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): February 10, 2016
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LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)
 _____________________

Delaware	0-30141	13-3861628
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Tenth Avenue
New York, New York 10018
(Address of Principal Executive Offices, With Zip Code)

(212) 609-4200 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On February 10, 2016, LivePerson, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing the Company's financial results for the quarter and full year ended December 31, 2015. A copy of the Press Release was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on February 10, 2016 (the “Initial 8-K”).

The Company is furnishing this Amendment to the Initial 8-K in order to update certain figures contained in the Press Release that was furnished as an exhibit to the Initial 8-K.

In preparation of the Company’s Annual Report, the Company increased its deferred tax valuation allowance following further review of the valuation allowance established in the fourth quarter of 2015. The increased valuation allowance relates to certain recorded deferred tax liabilities arising from differences in basis between book and tax goodwill.

The coincident establishment of a valuation allowance by the Company and the reversal of a contingent earnout in the same fiscal year led to the creation of a deferred tax liability that cannot be netted against fully reserved deferred tax assets. The Company increased the valuation allowance to properly record this deferred tax liability.

The additional valuation allowance is a non-cash liability in the amount of approximately $2.4 million, and is reflected in the Company's Annual Report on Form 10-K filed on March 15, 2016.

The increased valuation allowance has no impact on LivePerson's previously reported fourth quarter and full year 2015 non-GAAP EPS, adjusted EBITDA, end of quarter cash balance and free cash flow measures, which remain unchanged. Financial results for prior periods, including as of and for the nine months ended September 30, 2015, were not impacted by the increase of the valuation allowance.

Including the impact of the increased valuation allowance, the Company's fourth quarter 2015 GAAP net loss and GAAP net loss per share are $21.0 million and $0.37, respectively, as compared to $18.6 million and $0.33 previously reported in our press release issued February 10, 2016. The Company’s revised full year 2015 GAAP net loss and GAAP net loss per share are $26.4 million and $0.47, respectively, as compared to $24.1 million and $0.43 previously reported.

Full financial results of the Company’s fiscal year 2015 are reported in the Company's Annual Report on Form 10-K filed on March 15, 2016.

The information included in this Current Report on Form 8-K / A that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended. The information contained herein shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: March 15, 2016	By:	/s/ DANIEL R. MURPHY
Daniel R. Murphy
Chief Financial Officer